                                                                    Exhibit 4.2
                                                                     -----------

                         CONCENTRA OPERATING CORPORATION

                                   as Obligor

                                       AND

                           HEALTHNETWORK SYSTEMS, LLC

                                       and

                          MEDICAL NETWORK SYSTEMS, LLC

                                  as Guarantors

                                       AND

                              THE BANK OF NEW YORK

                                   as Trustee

                         -------------------------------

                             SUPPLEMENTAL INDENTURE

                          Dated as of November 5, 2001

                                       to

                                    Indenture

                           Dated as of August 17, 1999

                         -------------------------------

                 13% Series A Senior Subordinated Notes due 2009

                 13% Series B Senior Subordinated Notes due 2009

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      SUPPLEMENTAL INDENTURE dated as of November 5, 2001, by and among
Concentra Operating Corporation, a Nevada corporation (the "Company"), HealthNetwork System, LLC, a Delaware limited liability company ("HNS LLC"), Medical Network Systems, LLC, a Delaware limited liability company ("MNS LLC" and, together with HNS LLC, the "New Subsidiary Guarantors"), and The Bank of New York, as successor to United States Trust Company of New York, as trustee (the "Trustee").

      WHEREAS, the Company and certain subsidiary guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of August 17, 1999, as it may be amended or supplemented (the "Indenture"), providing for the issuance of 13% Series A Senior Subordinated Notes due 2009 and 13% Series B Senior Subordinated Notes due 2009 (the "Notes");

      WHEREAS, pursuant to that certain Unit Purchase Agreement signed on November 5, 2001, and dated as of October 31, 2001, by and among Concentra Preferred Systems, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the "Preferred Systems Corp."), HNS Holdings LLC, a Delaware limited liability company (the "Seller"), and certain principal members of the Seller, the New Subsidiary Guarantors became wholly-owned, indirect subsidiaries of the Company;

      WHEREAS, the Company and the New Subsidiary Guarantors desire by this Supplemental Indenture pursuant to and as contemplated by the provisions of the Indenture relating to the addition of guarantors, including, without limitation,
Section 1018, to add the New Subsidiary Guarantors as guarantors pursuant to the terms of the Indenture;

      WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by resolutions of the Boards of Directors of the Company and the New Subsidiary Guarantors; and

      WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, legal, binding and enforceable instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

      NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Notes, as follows:

                                   ARTICLE I

                     ASSUMPTION OF OBLIGATIONS AS GUARANTORS

      Section 1.1 Assumption. Each New Subsidiary Guarantor hereby expressly and
      -----------------------
unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in the Indenture as of the date of this Supplemental Indenture, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in each Note outstanding on the date of this Supplemental Indenture.

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                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

      Section 2.1 Defined Terms. For all purposes of this Supplemental
      --------------------------
Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

      Section 2.2 Indenture. Except as amended hereby, the Indenture and the
      ----------------------
Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

      Section 2.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED
      --------------------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

      Section 2.4 Successors. All agreements of the Company and the New
      -----------------------
Subsidiary Guarantors in this Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

      Section 2.5 Duplicate Originals. All parties may sign any number of copies
      --------------------------------
of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

      Section 2.6 Severability. In case any one or more of the provisions in
      -------------------------
this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

      Section 2.7 Trustee Disclaimer. The Trustee accepts the amendment of the
      -------------------------------
Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the New Subsidiary Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the New Subsidiary Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company and the New Subsidiary Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

      Section 2.8 Effectiveness. This Supplemental Indenture shall become
      --------------------------
effective, once executed, upon receipt by the Trustee of a certificate of the appropriate officers of the Company and an Opinion of Counsel (as defined in the Indenture), each of which shall be dated no earlier than the date hereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year written above.

Attest:                                  CONCENTRA OPERATING CORPORATION,
                                         as Obligor

      /s/ Richard A. Parr II             By:        /s/ Thomas E. Kiraly
--------------------------------           ---------------------------------
Richard A. Parr II, Secretary           Name:  Thomas E. Kiraly
                                        Title: Executive Vice President and
                                               Chief Financial Officer


Attest:                                  HEALTHNETWORK SYSTEMS, LLC,
                                         as Guarantor

      /s/ Richard A. Parr II             By:        /s/ Thomas E. Kiraly
--------------------------------           ---------------------------------
Richard A. Parr II, Secretary            Name:  Thomas E. Kiraly
                                         Title: Vice President


Attest:                                  MEDICAL NETWORK SYSTEMS, LLC,
                                         as Guarantor

      /s/ Richard A. Parr II             By:        /s/ Thomas E. Kiraly
--------------------------------           ---------------------------------
Richard A. Parr II, Secretary            Name:  Thomas E. Kiraly
                                         Title: Vice President


                                          THE BANK OF NEW YORK,
                                          as Trustee

                                          By:    /s/ Margaret Ciesmelewski
                                             --------------------------------
                                          Name:  Margaret Ciesmelewski
                                          Title: Authorized Signer